                         REGISTRATION RIGHTS AGREEMENT

                 This Registration Rights Agreement is entered into this 9th day of February 1994, between METLIFE SECURITY INSURANCE COMPANY OF LOUISIANA ("MetLife Louisiana") and TESORO PETROLEUM CORPORATION ("Tesoro").

                              W I T N E S S E T H:

                 WHEREAS, there has been consummated on the date hereof a recapitalization of Tesoro on the terms contemplated by the proxy statement/prospectus/consent solicitation dated January 3, 1994;

                 WHEREAS, as a result of such recapitalization there may be issued in the future in exchange for the $2.20 Cumulative Convertible Preferred Stock of Tesoro held by MetLife Louisiana a new series of $2.20 Cumulative Preferred Stock of Tesoro ("Preferred Stock"), and there has also been issued to MetLife Louisiana an additional 1,900,075 shares of Common Stock, par value $.16 2/3 per share, of Tesoro ("Common Stock");

                 WHEREAS, MetLife Louisiana and Tesoro have entered into an Amended and Restated Memorandum of Understanding dated December 14, 1993 (the "Memorandum of Understanding"), which contemplates the granting by Tesoro of certain registration rights with respect to the shares of Preferred Stock MetLife Louisiana which may be issued in the future and the shares of Common Stock owned on the date hereof, giving effect to the recapitalization, and shares of Common Stock subsequently acquired by MetLife Louisiana (such shares of Preferred Stock and Common Stock collectively referred to as the "Stock"), and MetLife Louisiana and Tesoro further desire to establish certain obligations and conditions with respect to such registration rights;

                 NOW, THEREFORE, Tesoro and MetLife Louisiana agree as follows:

                 1. Registration Rights. MetLife Louisiana shall have the registration rights specified below:

                          (a)     Primary Registration Rights.  From the date
of the issuance of the Preferred Stock to December 31, 2009, MetLife Louisiana shall have the right, subject to the conditions hereinafter set forth, exercisable by written request (a

"Request"), to cause Tesoro to register for offering and sale under the Securities Act of 1933, as amended, or any successor statute (the "Act"), all or part of the Stock. A Request shall specify the amount of Stock to be included in the registration, the proposed manner in which such Stock is to be sold, and, if the offering is to be underwritten, the identity of an underwriter, if any, who will conduct the sale of such Stock in conjunction with the co-managing or co-principal underwriters chosen by Tesoro, such co-managing or co-principal underwriters to share any management fee on an equal basis. For the purposes of this Agreement, an underwritten offering includes both "best efforts" and "firm commitment" underwritten offerings.

                 Upon receipt of a Request, Tesoro will, as promptly as is reasonably possible, (i) notify MetLife Louisiana of the co-managing or co-principal underwriter which Tesoro has selected to participate in the offering, if such offering is to be underwritten, and (ii) prepare, file and use best efforts to cause to become effective a registration statement on any form promulgated by the Securities and Exchange Commission (the "Commission") and selected by Tesoro which is then available for use by Tesoro and which adequately causes the offer and sale of the Stock, or the portion thereof requested to be registered, to become registered under the Act.

                          (b)     Secondary Registration Rights.  If at any
time from the date of the issuance of the Preferred Stock to December 31, 2009, and from time to time, Tesoro shall decide to register securities for its own account or if Tesoro shall be requested to register securities by any of its securityholders, other than MetLife Louisiana, who hold or are subsequently granted primary registration rights (the "Securityholders") and any such offering is to be underwritten, it will notify MetLife Louisiana in writing of such proposed underwriting and registration at least ten (10) days prior to the filing of the registration statement covering such securities. MetLife Louisiana shall have the right, subject to the conditions hereinafter set forth, and if the registration is being made at the request of any of the Securityholders, to the rights of such Securityholders, upon written notification (the "Notification") given within five (5) days after receipt of Tesoro's written notification referred to in the preceding sentence, to have the Stock, or the portion thereof so designated in its written response, included in the underwriting and, in connection therewith, in the registration statement to be filed with respect thereto, and Tesoro will use reasonable efforts to cause the Stock or the portion thereof so designated, to be so included; provided, however, that MetLife Louisiana may only request the inclusion of Stock in such underwriting and registration statement to the extent that the





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
aggregate market value of such Stock on the date of the Notification is equal to or less than the aggregate market value of all securities to be registered, determined on the date of the Notification, without taking into account any Stock. Tesoro represents and warrants that no Securityholder, other than the Securityholders disclosed in writing to MetLife Louisiana prior to the execution of this Agreement, has been granted the right to prevent the inclusion of Stock in any registration of Tesoro securities initiated by such Securityholder (other than the exclusion of Stock in accordance with the provisions of Section 3(c) of this Agreement) and agrees that it will not grant any such right in any agreement which it subsequently enters into.

                 2. Regarding Offerings Initiated by MetLife Louisiana. If MetLife Louisiana elects to have the Stock or a portion thereof registered pursuant to Section 1(a) hereof in an underwritten offering, Tesoro and any other Securityholders shall be permitted to include in such underwriting, and in connection therewith, in the registration statement to be filed with respect thereto, Tesoro securities to be sold for their account. If, however, Tesoro or any other Securityholder requests the inclusion of Tesoro securities in such underwriting for their own account, and the lead co-managing or lead co-principal underwriter selected by MetLife Louisiana shall advise MetLife Louisiana that in its good faith judgment the inclusion of any Tesoro securities other than the Stock, or the portion thereof which MetLife Louisiana has requested to be registered, would make it impracticable to conduct an underwritten offering at the price at which the Stock could be sold without such inclusion, Tesoro and, subject to contract rights existing on the date hereof, the Securityholders shall not be permitted to include in such registration such Tesoro securities; provided, however, that if the managing or principal underwriter selected by MetLife Louisiana shall advise MetLife Louisiana that in its good faith judgment a portion of Tesoro securities requested to be included by Tesoro or such other Securityholders could be included in the underwriting without making it impracticable to conduct the underwritten offering at the price at which the Stock could be sold without such inclusion, Tesoro and, subject to contract rights existing on the date hereof, the Securityholders, shall be permitted to include such Tesoro securities in such underwriting pro rata to the extent so designated by such underwriter.

                 3. General Conditions to Tesoro's Obligations. The obligations of Tesoro to register or to cause the registration of the Stock, as set forth in Section 1 hereof, shall be subject to the following conditions:

                          (a)     Primary Registration Exemptions.  Tesoro
shall not be required to file any registration statement pursuant to Section 1(a) hereof if:

                          (i) it has previously filed two registration statements pursuant to Section 1(a) which have become effective;

                         (ii) there has previously become effective a registration statement pursuant to Section 1(a) hereof during the twelve calendar months preceding the calendar month in which MetLife Louisiana makes a Request; or

                        (iii) the Act or any rules and regulations promulgated thereunder by the Commission would require Tesoro to include audited financial statements in such registration statement as of a date subsequent to Tesoro's most recent annual audit, unless MetLife Louisiana shall agree to pay any and all expenses which Tesoro may incur in conducting any additional audit.

                          (b)     Secondary Registration Exemptions.  Tesoro
shall not be required to register the Stock or any portion thereof pursuant to
Section 1(b) hereof if Tesoro shall prepare and file a registration statement
(i) relating solely to securities to be issued by Tesoro in connection with the acquisition of the stock or assets of another corporation, or the merger or consolidation of another corporation by or with Tesoro or any of its subsidiaries; (ii) relating solely to securities to be issued upon the exercise of warrants or conversion of convertible securities or which relate to employee benefit or stock purchase plans; or (iii) on Form S-4 or any other form promulgated by the Commission which at the time of such registration cannot be used by Tesoro for the general registration of securities to be sold for cash.

                          (c)     Regarding Offerings Not Initiated by MetLife
Louisiana. If MetLife Louisiana elects to have the Stock or a portion thereof included in an underwriting referred to in Section 1(b) hereof, and the lead managing or lead principal underwriter selected by Tesoro or a Securityholder, as the case may be, shall advise Tesoro that in its good faith judgment the inclusion of the Stock, or the portion thereof which MetLife Louisiana has requested to be included, would make it impracticable to conduct an underwritten offering at the price at which the securities proposed to be sold in such underwriting other than the Stock could be sold without such inclusion, Tesoro shall not be required to use reasonable efforts to include or cause to be included in such underwriting the Stock, or the portion thereof requested to be included by MetLife Louisiana. If, however, the lead managing or lead principal underwriter shall advise Tesoro that in its good faith judgment a portion of the Stock or a portion of the portion thereof requested to be included, could be included in the underwriting without making it impracticable to conduct the underwritten offering at the price at which the securities proposed to be sold in such underwriting other than the Stock could be sold without such inclusion, Tesoro shall use reasonable efforts to include or cause to be included in such underwriting that portion of the Stock or that portion of the portion thereof requested to be included by MetLife Louisiana.

                 If, however, several Securityholders and MetLife Louisiana shall request that Tesoro securities be included in an underwriting referred to in Section 1(b) hereof and the lead managing or lead principal underwriter selected by Tesoro or a Securityholder , as the case may be, shall advise Tesoro that in its good faith judgment the inclusion of all such securities requested to be registered by the Securityholders and MetLife Louisiana would make it impracticable to conduct an underwritten offering at the price at which the securities proposed to be sold in such underwriting other than the securities requested to be included by the Securityholders and MetLife Louisiana could be sold without such inclusion, but the inclusion of a portion of such securities would not make it so impracticable to conduct such underwritten offering, Tesoro shall, subject to contract rights existing on the date hereof, use its reasonable efforts to include or cause to be included in such underwriting a portion of the Stock, or a portion of the portion thereof requested to be included by MetLife Louisiana, pro rata with all other securities requested to be included in the underwriting by the Securityholders.

                          (d)     Lack of Information.  Tesoro shall not be
required to register or cause the registration of the Stock or any portion thereof pursuant to Section 1 hereof if MetLife Louisiana shall not promptly supply Tesoro with any information which Tesoro may reasonably request in order to permit the preparation, filing and effectiveness of a registration statement in accordance with the Act and any rules and regulation promulgated by the Commission thereunder.

                 4. Blue Sky Qualifications. In the event that any registration statement relating to the Stock or any portion thereof is filed pursuant to Section 1 hereof, Tesoro will use best efforts to qualify the Stock or the portion thereof so registered for sale under the laws of such jurisdictions as

MetLife Louisiana may reasonably request and will comply to the best of its ability with such laws so as to permit such sales. Tesoro shall not be obligated, however, to qualify as a foreign corporation or to file any general consent to service of process under the laws of any such jurisdiction, except solely as to matters related to the sale of the Stock, or subject itself to taxation as doing business in any such jurisdiction. In addition, Tesoro shall not be required to qualify the Stock or any portion thereof in any jurisdiction where the Stock does not meet the requirements of such jurisdiction.

                 5. Underwriting Agreements. If MetLife Louisiana shall cause Tesoro to file a registration statement pursuant to Section 1(a) hereof in connection with an underwritten offering, Tesoro agrees to negotiate in good faith its becoming a party to an underwriting agreement, in a form reasonably satisfactory to Tesoro not inconsistent with the provisions of this Agreement, with the co-managing or co-principal underwriters selected by MetLife Louisiana or Tesoro, it being understood that such co-managing or co-principal underwriters will share any management fee on an equal basis.

                 If MetLife Louisiana shall elect to register the Stock, or any portion thereof, pursuant to Section 1(b) hereof, MetLife Louisiana agrees to utilize the services of the lead managing or lead principal underwriter, selected by Tesoro or the Securityholders as the case may be, and be bound by the underwriting discount as previously arranged by Tesoro or the Securityholders, as the case may be, and to negotiate in good faith its becoming a party to an underwriting agreement, in a form reasonably satisfactory to the Securityholders not inconsistent with the provisions of this Agreement, with the lead managing or lead principal underwriter selected by Tesoro or the Securityholders, as the case may be. If, however, the aggregate market value of the Stock to be included by MetLife Louisiana in such underwriting is at least one-third of the aggregate market value of all Tesoro securities to be offered in such underwriting (in each case such market values to be determined as of the date MetLife Louisiana notifies Tesoro that it has elected to have such Stock included in such registration), MetLife Louisiana shall have the right to appoint its own co-managing or co-principal underwriter to participate in such underwriting along with the lead managing or lead principal underwriter selected by Tesoro or the Securityholders, as the case may be, it being understood that such co-managing or co-principal underwriters will share any management fee on an equal basis; provided that such appointment does not violate any existing rights of such Securityholders or conflict with the underwriting agreement between Tesoro or such Securityholders, as the case may be, and the lead managing or lead principal underwriter selected by Tesoro or such Securityholders, as the case may be.

                 6. Expenses. Tesoro shall bear all fees and expenses (including MetLife Louisiana's reasonable counsel fees, but excluding any underwriting discounts and commissions and brokerage commissions applicable to the Stock being sold by MetLife Louisiana, all of which shall be paid by MetLife Louisiana, and excluding fees and expenses customarily paid by underwriters) relating to two registration statements, including amendments and supplements thereto, filed pursuant to Section 1(a) hereof, which shall become effective, including, without limitation, all federal and state registration and filing fees, printing expenses, and fees and expenses of Tesoro's counsel. In addition, Tesoro shall bear all increased fees and expenses of MetLife Louisiana (except any underwriting discounts and commissions and brokerage fees applicable to the Stock being sold by MetLife Louisiana, all of which shall be paid by MetLife Louisiana) which result from any (i) delay request by Tesoro pursuant to Section 7 hereof or any request by Tesoro that a registration statement not become effective or (ii) suspension of an offering pursuant to
Section 8 hereof; provided that this shall not apply to any loss or any expense incurred as a result of a reduction in the price per share during such period. If MetLife Louisiana elects to have the Stock or any portion thereof registered pursuant to Section 1(b) hereof, it shall bear a pro rata portion of all underwriting discounts and commissions and brokerage commissions which relate to the Stock or the portion thereof so registered and no other expenses.

                 7.       Delay of Registration Request.  Notwithstanding
Section 1 hereof and despite a Request, Tesoro shall not be required to file any registration statement if at the time MetLife Louisiana makes a Request,
(i) Tesoro is making an offering pursuant to an effective registration statement or is contemplating and diligently pursuing the filing of a registration statement relating to securities to be offered for its own account (other than any registration statement which relates solely to shares of common stock issuable upon the exercise of warrants or upon conversion of convertible securities or which relates to employee benefit or stock purchase plans); provided, however, no such delay occasioned under this Section 7(i) shall exceed 90 days after the effective date of Tesoro's registration statement (or 60 days after the effective date of Tesoro's registration statement if Tesoro's offering shall be of debt securities with no equity feature), or (ii) Tesoro shall furnish to MetLife Louisiana a certificate signed by the chief executive officer of Tesoro stating that, in the good faith judgment of the Board of Directors of Tesoro, it would be detrimental to Tesoro for a registration statement to be filed or to become effective as requested; provided, however, no such delay occasioned under this Section 7(ii) shall exceed 60 days.

                 8. Period of Registration. Tesoro shall use reasonable efforts to keep any registration statement which becomes effective under the provisions of Section 1(a) hereof effective for a period not exceeding 90 days if such registration statement was filed in connection with an underwritten offering or 45 days if such registration statement was filed in connection with a non-underwritten offering (after which period Tesoro may withdraw such registration statement), and from time to time during such period shall amend the registration statement or amend or supplement the prospectus used in connection therewith to the extent necessary in order to correct any untrue statement of a material fact, or any omission to state a material fact necessary to make statements therein, in the light of the circumstances existing when such prospectus is delivered to a purchaser not misleading, or to otherwise comply with application law so that statements contained in such prospectus, as so amended or supplemented will not, in the light of the circumstances then existing, be misleading, or so that such prospectus will comply with such law. If, however, Tesoro shall take any action with respect to the acquisition of the stock or assets of any business entity which would require Tesoro to amend any prospectus included in a registration statement which became effective under the provisions of Section 1 hereof by including therein financial statements which conform to the requirements of Regulation S-X promulgated by the Commission, and if Tesoro believes, in the exercise of its reasonable business judgment, that it is advisable that Tesoro proceed with such acquisition prior to the completion of MetLife Louisiana's offering or sale of the Stock, MetLife Louisiana agrees to suspend the offering or sale of the Stock or any portion thereof for a period not to exceed 60 days so that Tesoro may prepare, at Tesoro's cost, such financial statements; provided that, Tesoro uses its best efforts to prepare such financial statements as promptly as possible; and further provided that the 90 or 45 day period referred to in the first sentence of this Section 8 shall be extended for a period equivalent to such delay.

                 Tesoro shall furnish MetLife Louisiana with a draft of Part I of any registration statement sufficiently in advance of its filing with the Commission to provide MetLife Louisiana with a reasonable opportunity for review and comment, which draft shall not be materially different in content from Part I of the registration statement as filed. Tesoro shall consider in good faith the comments of MetLife Louisiana on Part I of any such registration statement. In addition, Tesoro shall furnish to MetLife Louisiana, promptly after the filing thereof, a copy of any registration statement as filed with the Commission and any amendments thereto, including, if requested, copies of any exhibits and consents filed therewith and of any exhibits incorporated therein by reference. Tesoro shall also furnish MetLife Louisiana with as many copies of any prospectuses (and of any preliminary, amended or supplemented prospectuses) in connection with such registration as MetLife Louisiana may reasonably request.

                 9. Indemnification. Tesoro and MetLife Louisiana agree to indemnify each other on the terms and condition set forth below:

                          (a)  Indemnification by Tesoro.  Tesoro will
indemnify and hold harmless MetLife Louisiana and each underwriter involved in any underwriting pursuant to this Agreement (including any broker or dealer through whom the Stock may be sold) and each person, if any, who controls MetLife Louisiana or such underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may be subject under the Act or under any other statute or at common law or otherwise, including the Blue Sky Laws of the various jurisdictions, and except as hereinafter provided, will reimburse MetLife Louisiana and each of such underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact, or the alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, contained in any registration statement, preliminary or amended preliminary prospectus or any prospectus (or any registration statement or prospectus as from time to time amended or supplemented by Tesoro) which Tesoro shall file pursuant to Section 1 hereof, unless such alleged untrue statement or omission was made in such registration statement, preliminary or amended preliminary prospectus (or any registration statement or prospectus as from time to time amended or supplemented by Tesoro) in reliance upon and in conformity with information furnished in writing to Tesoro by MetLife Louisiana or any such underwriter. Promptly after receipt by MetLife Louisiana or any such underwriter or any person controlling MetLife Louisiana or such underwriter of notice of the commencement of any such action (but in no event later than ten (10) days prior to time any notice of appearance or any response thereto is required) in respect of which indemnity may be sought against Tesoro, MetLife Louisiana or such underwriter or such controlling person, as the case may be, shall notify Tesoro in writing of the commencement thereof, and, subject to the provisions hereinafter stated, Tesoro shall assume the defense of such action (including the employment of counsel) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against Tesoro. MetLife Louisiana or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Tesoro unless the employment of such counsel has been specifically authorized by it (which authorization shall not be unreasonably withheld). Tesoro shall not be liable to indemnify any person, as required by this Section 9(a), for any settlement of any such action effected without its consent, nor shall it be liable to indemnify any person for any losses, claims, damages, expenses or liabilities whatsoever unless it shall be notified of the commencement of any action within the time limits and in the manner as set forth above.

                          (b)     Indemnification by MetLife Louisiana.
MetLife Louisiana will indemnify and hold harmless Tesoro, each of its directors and officers who have signed the registration statement, each underwriter involved in any underwriting pursuant to this Agreement (including any broker or dealer through whom the Stock may be sold) and each person, if any, who controls Tesoro or any such underwriter within the meaning or Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, including the Blue Sky Laws of the various jurisdictions, and, except as hereinafter provided, will reimburse Tesoro, each such underwriter and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact, or an alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, contained in any registration statement, any preliminary or amended preliminary prospectus or in any prospectus (or any registration statement or prospectus as from time to time amended or supplemented by Tesoro) which Tesoro shall file pursuant to
Section 1





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
hereof, but only insofar as any such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Tesoro by MetLife Louisiana or any person who controls MetLife Louisiana within
Section 15 of the Act. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against MetLife Louisiana (but in no event later than ten (10) days prior to the time any notice of appearance or any response thereto is required), Tesoro, such underwriter or such officer, director or controlling person, shall notify MetLife Louisiana in writing of the commencement thereof, and MetLife Louisiana shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against MetLife Louisiana. Tesoro and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of MetLife Louisiana unless the employment of such counsel has been specifically authorized by it (which authorization shall not be unreasonably withheld). MetLife Louisiana shall not be liable to indemnify any person, as required by this Section 9(b), for any settlement of any such action effected without MetLife Louisiana's consent, nor shall it be liable to indemnify any person for any losses, claims, damages, expenses or liabilities whatsoever unless it shall be notified of the commencement of any action within the time limits and in the manner set forth above.

                          (c)     Contribution.  If the indemnification
provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Tesoro on the one hand and MetLife Louisiana on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Tesoro on the one hand or MetLife Louisiana on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Tesoro and MetLife Louisiana agree that it would not be just and equitable if contributions pursuant to this Subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 10.      Termination, Amendments, Assignment, Notices and
Listing.

                          (a)     Termination.  Any other provision of this
Agreement notwithstanding, this Agreement shall terminate in the event that the shares of Stock become freely tradeable by MetLife Louisiana pursuant to Rule 144(k) of the rules and regulations of the Commission under the Act.

                          (b)     Amendments.  This Agreement may be amended
only by a written instrument signed by the parties hereto.

                          (c)     Assignment.  The rights and obligations of
MetLife Louisiana under this Agreement shall be assignable to any person to whom Stock has been transferred in accordance with the provisions of Section 6 of the Memorandum of Understanding; provided, however, that each assignee shall execute and deliver to Tesoro an instrument, reasonably satisfactory to Tesoro, by which such assignee assumes the obligations of MetLife Louisiana under this Agreement with respect to the Stock being transferred to such assignee. Upon such assignment, MetLife Louisiana shall automatically be relieved of such obligations so assumed by the assignee. If the rights and obligations of MetLife Louisiana under this Agreement are assigned only in part, MetLife Louisiana shall act as agent for the purposes of giving and receiving notices with respect to the rights and obligations existing hereunder for so long as MetLife Louisiana holds any Stock, and if MetLife Louisiana no longer holds any Stock, such agent shall be the largest holder of Stock as appearing on the books and records of Tesoro. Tesoro shall be required to look only to MetLife Louisiana or such other agent for the purpose of giving and receiving notices with respect to such rights and obligations. Each assignee shall be liable under Section 9(b) or any other provision of this Agreement only for its own actions or omissions, and not for any actions or omissions by any other assignee or MetLife Louisiana. Notwithstanding the number of persons who shall be assignees, Tesoro shall in no case be required to file more than the number of registration statements pursuant to Section 1(a) thereof that is specified in
Section 3(a)(i) hereof. Subject to the foregoing, the respective rights under this Agreement shall inure to the benefit of, and the respective obligations hereunder shall become obligations of, the legal representatives, successors and assignees of the parties hereto.

                          (d)     Notices.  Any notice to be given hereunder
shall be deemed sufficiently given when in writing and delivered to an officer of Tesoro or MetLife Louisiana, transmitted by telecopier, or deposited in the United States mail, postage prepaid and registered or certified and addressed as set forth below in this Section 10(d) or to such other address for a party as may be specified in a notice. Tested telecopier notices shall be effective upon transmission and notices delivered personally to an officer of MetLife Louisiana or Tesoro shall be effective upon receipt or upon rejection by the party to whom addressed:

To Tesoro:

   Tesoro Petroleum Corporation
   8700 Tesoro Drive
   San Antonio, Texas  78217
   Attn:  Chairman of the Board

To MetLife Louisiana:

   MetLife Security Insurance Company of Louisiana
   70 Eagle Rock Avenue
   Eagle Rock Executive Offices
   Second Floor
   East Hanover, New Jersey  07936
   Attn:  Chairman of the Board

   and

   Metropolitan Life Insurance Company
   200 Park Avenue
   21st Floor
   New York, NY  10166
   Attn:  Mr. Larry Galie
with a copy to:

   Wachtell, Lipton, Rosen & Katz
   51 West 52nd Street
   New York, New York  10019
   Attn:  Seth A. Kaplan

                          (e)     Listing.  If, at any time, MetLife Louisiana
shall request, pursuant to Section 1(a) or 1(b) hereof, the registration of any shares of Preferred Stock, Tesoro shall promptly prepare, file and use reasonable efforts to cause to be approved an application for the listing of such shares of Preferred Stock for trading on the New York Stock Exchange, Inc.

                          (f)     Counterparts.  This Agreement may be executed
simultaneously in one or more counterparts, each of which shall be deemed an original.

                          (g)     1983 Agreement.  The parties hereto
acknowledge that the Registration Rights Agreement dated January 26, 1983 between Charter Security Life Insurance Company, a New Jersey corporation, and Charter Securities Life Insurance Company (New York), a New York corporation (collectively, "Charter"), is still in full force and effect (it being understood that the rights granted thereunder with respect to the Preferred Stock are subject to the provisions of Section 6 of the Memorandum of Understanding), MetLife Louisiana having all of the rights of Charter thereunder, and shall survive until, and shall expire upon, the issuance of the Preferred Stock.

                 11. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the conflicts or choice of law provisions of Delaware or any other jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       METLIFE SECURITY INSURANCE COMPANY OF
                                       LOUISIANA


                                       By: /s/  JAMES S. RUSSELL
                                           -----------------------
                                                James S. Russell
                                                Vice-President and Treasurer


                                       TESORO PETROLEUM CORPORATION



                                       By: /s/  BRUCE A. SMITH
                                           ------------------------
                                                Bruce A. Smith
                                                Executive Vice-President
                                                   and Chief Financial Officer